Camber Energy, Inc. 8-K

 Exhibit 99.1

Camber Energy, Inc. Announces Effectiveness of One-for-Fifty Reverse Stock Split

HOUSTON, TX / ACCESSWIRE / October 29, 2019/ Camber Energy, Inc. (NYSE American: CEI) (“Camber” or the “Company”) based in Houston, Texas, disclosed today that, its 1-for-50 reverse stock split, which the Company previously disclosed was approved by the Board of Directors on October 24, 2019, is effective as of 12:01 a.m. Central Standard Time today, and will be reflected in the marketplace as of the open of trading.

The 1-for-50 reverse stock split, under applicable Nevada law (Nevada Revised Statutes (NRS) Section 78.207), proportionally adjusted both the Company’s (a) authorized shares of common stock; and (b) issued and outstanding shares of common stock. As a result, the Company did not increase its authorized but unissued shares of common stock as a result of the reverse split (i.e., the Company is not able to issue any greater (proportional) number of shares of common stock after the split than before the split). The effect of the reverse split was only to divide our issued and outstanding common stock by 50 and to simultaneously divide our authorized common stock by 50, the result of which (other than minimal changes due to rounding), is a purely mechanical change (in a ratio of 1-for-50) to our stock price (which will be adjusted upward by a factor of 50 at the open of trading), and issued and outstanding shares of common stock.

No fractional shares will be issued as a result of the reverse split, and no cash or other consideration will be paid. Instead, the Company will issue one whole share of the post-reverse stock split common stock to any shareholder who otherwise would have received a fractional share as a result of the reverse stock split.

All options, warrants and convertible securities of the Company outstanding immediately prior to the reverse stock split (to the extent they don’t provide otherwise) will be appropriately adjusted by dividing the number of shares of common stock into which the options, warrants and convertible securities are exercisable or convertible by 50 and multiplying the exercise or conversion price thereof by 50, as a result of the reverse stock split.

ClearTrust, LLC, Camber’s transfer agent, will act as the exchange agent for the reverse stock split. Please contact ClearTrust, LLC for further information at (813) 235-4490.

As discussed previously, the Board of Directors approved the reverse split unilaterally, and without shareholder approval, pursuant to Section 78.207 of the NRS, solely to enable the Company to expeditiously meet the low price per share selling price requirements of the NYSE American and to reduce the risk of the Company being automatically delisted from the NYSE American due to the trading prices of its common stock falling below certain NYSE American lower limits. Another benefit of the reverse stock split will be to limit the number of shares of common stock issuable upon conversion of the Company’s Series C Preferred Stock to the maximum number of authorized shares of common stock, which as a result of the reverse stock split has been decreased to a total of 5 million shares. The Company believes that this may reduce the preferred stock holders’ ability to convert and sell shares and therefore reduce the downward pressure on the Company’s common stock as a result of such sales, when the maximum number of authorized but unissued shares of common stock is reached as a result of such conversions.

More information regarding the 1-for-50 reverse stock split will be included in a Current Report on Form 8-K which the Company will file with the Securities and Exchange Commission on October 29, 2019.

ClearTrust, LLC, Camber’s transfer agent, will act as the exchange agent for the reverse stock split. Please contact ClearTrust, LLC for further information at (813) 235-4490.

The Company further discloses that it is continuing to seek out potential acquisition transactions and other strategic relationships which are accretive to existing shareholders, with the goal of growing revenues and shareholder value.

About Camber Energy, Inc.

Based in Houston, Texas, Camber Energy’s (NYSE American: CEI) primary focus is midstream and downstream pipeline specialty construction, maintenance and field services via its acquisition of Lineal Star Holdings LLC, the owner of Lineal Industries, Inc., as described in greater detail in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (SEC) on July 9, 2019 (as amended). For more information, please visit the Company's website at www.camber.energy.

Safe Harbor Statement and Disclaimer

This press release may include “forward-looking statements” which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give our current expectations, opinion, belief or forecasts of future events and performance. A statement identified by the use of forward-looking words including “will,” “may,” “expects,” “projects,” “anticipates,” “plans,” “believes,” “estimate,” “should,” and certain of the other foregoing statements may be deemed forward-looking statements. Although Camber believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this news release. These include, but are not limited to, risks relating to the absence or delay in receipt of stockholder approval of the issuance of shares of our common stock in connection with the acquisition of Lineal Star Holdings, LLC and related transactions; change orders that are subject to change or cancellation, which may reduce the value expected from projects, or the timing of such projects; government approvals or third party consents; risks relating to funding we may never receive and/or the terms of such funding, if received; the risks of substantial and significant ongoing dilution of common stockholders pursuant to conversions of our Series C Preferred Stock, conversion premiums associated therewith and true-ups thereon; risks related to over-hang and significant decreases in our common stock trading prices as common stock shares issued upon conversion of our Series C Preferred Stock are publicly sold, compounded and exacerbated by successive conversions and sales; risks relating to the liquidation preferences and rights of our preferred stock; risks relating to the redemption rights of our preferred stock; risks relating to extensions and approvals provided by the NYSE American; risks relating to our ability to maintain our NYSE American listing due to falling stock prices and other matters; risks relating to significant downward pressure on our common stock trading prices caused by sales of our common stock by our Series C Preferred Stock holder and others; risks related to potential future acquisitions or combinations, the risks of not closing such transaction(s) and the ultimate terms of such acquisition(s), if closed; and other risks described in Camber's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the SEC, available at the SEC's website at www.sec.gov. Investors are cautioned that any forward-looking statements are not guarantees of future performance, actual results or developments may differ materially from those projected and investors should not purchase the stock of Camber if they cannot withstand the loss of their entire investment. The forward-looking statements in this press release are made as of the date hereof. The Company undertakes no obligation to update or correct its own forward-looking statements, except as required by law, or those prepared by third parties that are not paid for by the Company. The Company's SEC filings are available at http://www.sec.gov.

Media Contact:

Interdependence PR

camber@interdependence.com

SOURCE: Camber Energy, Inc